UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2023

Spectaire Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40976	98-1578608
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

155 Arlington St., Watertown, MA	02472
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 213-8991

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SPEC	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50	SPECW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Equity Line of Credit

On November 17, 2023, Spectaire Holdings Inc. (the “Company”) entered into a Common Stock Purchase Agreement (the “ELOC Purchase Agreement”) with the Equity Line investor (the “ELOC Purchaser”), whereby the Company has the right, but not the obligation, to sell to the ELOC Purchaser, and the ELOC Purchaser is obligated to purchase, up to the lesser of (i) an aggregate of $20 million of newly issued shares (the “ELOC Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”) and (ii) the Exchange Cap (as defined in the ELOC Purchase Agreement).

The Company does not have a right to commence any sales of Common Stock to the ELOC Purchaser under the ELOC Purchase Agreement until the time when all of the conditions to the Company’s right to commence sales of Common Stock to the ELOC Purchaser set forth in the ELOC Purchase Agreement have been satisfied, including that a registration statement of such shares is declared effective by the SEC and the final form of prospectus is filed with the SEC (the “Commencement Date”). Over the 24-month period from and after the Commencement Date, the Company will control the timing and amount of any sales of Common Stock to the ELOC Purchaser. Actual sales of shares of Common Stock to the ELOC Purchaser under the ELOC Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Common Stock and determinations by us as to the appropriate sources of funding and our operations.

At any time after the Commencement Date, and so long as the closing sale price of the Common Stock is equal to or greater than $1.00 per share, the Company may direct the ELOC Purchaser to purchase a specified number of shares of Common Stock (a “Fixed Purchase”) at a purchase price equal to the lesser of ninety-five percent (95.0%) of (i) the closing sale price on the applicable purchase date for such Fixed Purchase and (ii) the daily volume weighted average price for the Common Stock on the NASDAQ for the five (5) consecutive trading days immediately preceding the applicable purchase date for such Fixed Purchase. In addition, at any time after the Commencement Date, and so long as (i) the closing sale price of the Common Stock is equal to or greater than $1.00 per share and (ii) such date is also a purchase date for a Fixed Purchase of a number of shares of Common Stock not less than the applicable Fixed Purchase Maximum Amount (as defined in the ELOC Purchase Agreement), the Company may also direct the ELOC Purchaser to purchase on the immediately following business day an additional number of shares of Common Stock in an amount up to the Maximum VWAP Purchase Amount (as defined in the ELOC Purchase Agreement) (a “VWAP Purchase”) at a purchase price equal to the lesser of 95% of (i) the volume weighted average price for the Common Stock on the applicable purchase date for the VWAP Purchase and (ii) the lowest intraday sales price of a share of the Common Stock on the applicable purchase date for the VWAP Purchase. At any time after the Commencement Date, and so long as such date is also a purchase date for a VWAP Purchase of a number of shares of Common Stock, then the Company may also direct the ELOC Purchaser to purchase on the immediately following business day an additional number of shares of Common Stock in an amount up to the Maximum Additional VWAP Purchase Amount (as defined in the ELOC Purchase Agreement) (an “Additional VWAP Purchase”) at a purchase price equal to the lesser of 95% of (i) the volume weighted average price for the Common Stock on the applicable purchase date for such Additional VWAP Purchase and (ii) the lowest intraday sales price of a share of the Common Stock on the applicable purchase date for such Additional VWAP Purchase.

Under the applicable Nasdaq rules, in no event may the Company issue to the ELOC Purchaser under the ELOC Purchase Agreement more than the Exchange Cap, equal to 3,067,438 shares of Common Stock (representing 19.99% of the total number of our shares of Common Stock issued and outstanding immediately prior to the execution of the ELOC Purchase Agreement), unless the Company obtains stockholder approval to issue shares of Common Stock in excess of the Exchange Cap or unless sales of Common Stock are made at a price equal to or greater than $2.23 per share, such that the Exchange Cap limitation would not apply under applicable Nasdaq rules. In any event, the ELOC Purchase Agreement provides that the Company may not issue or sell any shares of Common Stock under the ELOC Purchase Agreement if such issuance or sale would breach any applicable Nasdaq rules. The ELOC Purchase Agreement prohibits the Company from directing the ELOC Purchaser to purchase any shares of our Common Stock if those shares, when aggregated with all other shares of our Common Stock then beneficially owned by the ELOC Purchaser (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder), would result in the ELOC Purchaser beneficially owning more than 4.99% of the outstanding Common Stock.

As consideration for the ELOC Purchaser’s irrevocable commitment to purchase shares of Common Stock upon the terms of and subject to satisfaction of the conditions set forth in the ELOC Purchase Agreement, concurrently with the execution and delivery of the ELOC Purchase Agreement, we issued a Convertible Promissory Note to the ELOC Purchaser in the amount of $300,000 due and payable on May 17, 2024 and convertible into shares of Common Stock (such shares of Common Stock, the “Note Shares”).

In addition, in connection with the ELOC Purchase Agreement, the Company and the ELOC Purchaser entered into a Registration Rights Agreement whereby, among other things, the Company shall file a registration statement registering the resale of the Note Shares within 10 business days following the date of the Registration Rights Agreement.

Amendment to Forward Purchase Agreement

On November 17, 2023, the Company entered into a Forward Purchase Agreement Confirmation Amendment (the “FPA Amendment”) with (i) Meteora Special Opportunity Fund I, LP (“MSOF”), (ii) Meteora Capital Partners, LP (“MCP”), (iii) Meteora Select Trading Opportunities Master, LP (“MSTO”), (iv) Meteora Strategic Capital, LLC (“MSC”) (with MSOF, MCP, MSTO and MSC collectively as “Seller”) and (v) Spectaire Inc. (“Spectaire Sub”) for purposes of amending the previously disclosed OTC Equity Prepaid Forward Transaction, dated as of January 14, 2023 (amended on October 16, 2023 and as amended from time to time, the “Confirmation”) by and among Seller, the Company and Spectaire Sub. Pursuant to the FPA Amendment, the parties agreed to reduce the Reset Price (as defined in the Confirmation) to $1.75 and the Company agreed to release 125,000 Recycled Shares (as defined in the Confirmation) to the Seller as additional Share Consideration Shares (as defined in the Confirmation).

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

The foregoing description of the ELOC Purchase Agreement, the Convertible Promissory Note, the Registration Rights Agreement and the FPA Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of each of the ELOC Purchase Agreement, the Convertible Promissory Note, the Registration Rights Agreement and the FPA Amendment, copies of which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in “Item 1.01 Entry into a Material Definitive Agreement” relating to the issuance of Common Stock is incorporated by reference herein in its entirety. The Company issued the Common Stock in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
10.1	Common Stock Purchase Agreement by and between the Company and the ELOC Purchaser, dated November 17, 2023
10.2	Convertible Promissory Note by and between the Company and the ELOC Purchaser, dated November 17, 2023
10.3	Registration Rights Agreement by and between the Company and the ELOC Purchaser, dated November 17, 2023
10.4	Forward Purchase Agreement Confirmation Amendment by and among the Company, the Seller and Spectaire Sub, dated November 17, 2023
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spectaire Holdings Inc.

Date: November 20, 2023	By:	/s/ Brian Semkiw
	Name:	Brian Semkiw
	Title:	Chief Executive Officer

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